EXHIBT 3.2

                             ARTICLES OF CORRECTION
                TO THE ARTICLES OF AMENDMENT OF PHOTOWORKS, INC.

         In accordance with Section 23B.01.240 of the Washington Business Corporation Act (the "Act"), the following Articles of Correction to the Articles of Amendment filed with the Washington Secretary of State filed by PhotoWorks, Inc. (the "Company"), are submitted for filing.

         1. The name of the Company is PhotoWorks, Inc.

         2. The Articles of Amendment filed with the Washington Secretary of State on April 24, 2001, attached hereto as Exhibit A (the "Articles of Amendment"), require correction as permitted by Section 23B.01.240 of the Act.

         3. Section 1 of the Articles of Amendment incorrectly states that "Of the 2,000,000 shares of authorized Preferred Stock, 33,330 shares shall be designated and known as `Series B Preferred.'"

         4. Section 1 of the Articles of Amendment is hereby amended and deleted in its entirety and replaced with the following:

            Of the 2,000,000 shares of authorized Preferred Stock, 36,830 shares shall be designated and known as "Series B Preferred Stock."

         5. The Articles of Amendment were authorized and approved by the Board of Directors on March 27, 2001, pursuant to RCW 23B.06.020, and the number of Preferred Shares designated and known as Series B Preferred in the Articles of Amendment actually filed with the Washington Secretary of State on April 24, 2001 were an error. Shareholder approval was not required.

         IN WITNESS WHEREOF, the Company has caused these Articles of Correction to be signed by Howard Lee, its President and Chief Executive Officer, this 24th day of April, 2001.

                                     PHOTOWORKS, INC.

                                     By:   /s/   Howard Lee
                                           ------------------------
                                           Howard Lee
                                           President and Chief Executive Officer




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                                    Exhibit A


                              Articles of Amendment

           [TO BE ATTACHED - See Current Report Exhibit 3.1]